SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 26, 2010, the Board of Directors (the “Board”) of Tasty Baking Company (the “Company” or “Tasty”) approved an amendment and restatement to the Tasty Baking Company 2006 Long Term Incentive Plan (the “2006 Plan”), subject to shareholder approval.  The Company’s shareholders voted on and approved the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan (the “Amended Plan”) at the Annual Meeting of Shareholders held on May 7, 2010.

The Amended Plan authorizes the Compensation Committee of the Board (the “Committee”) to grant equity-based and other performance-based awards to directors, officers and employees of, or consultants or advisors to, Tasty or its subsidiaries.  The following is a summary description of the Amended Plan.

1.           Purpose.  The purpose of the Amended Plan is to promote the success and enhance the value of Tasty by linking the personal interests of participants to those of Tasty’s shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders.  The Amended Plan is designed to give the Committee flexibility in structuring awards that will achieve these objectives.

2.           Number of Shares.  The aggregate number of shares reserved and available for grant under the Amended Plan is 650,000 shares (includes the additional 300,000 shares approved by shareholders on May 7, 2010) of Tasty’s common stock, adjusted for any stock dividend, stock split or other subdivision or combination of the common stock.  To the extent that an award terminates, is cancelled, expires, lapses or is forfeited, the shares of stock subject to the award will again be available for the grant of an award under the Amended Plan.  The maximum number of shares of common stock with respect to which awards may be granted to any single participant during any one fiscal year of Tasty is 100,000.

3.           Administration.  The Amended Plan will be administered by the Committee.  The members of the Committee must be comprised of directors who satisfy the requirements of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and the requirements of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.           Eligibility.  The Amended Plan is structured as a broad-based incentive compensation program.  Accordingly, all members of the Board, all employees of Tasty or its subsidiaries, and consultants or advisors providing services to Tasty or its subsidiaries are eligible to become participants in the Amended Plan, as determined by the Committee from time to time.

5.           Term of the Amended Plan.  The 2006 Plan became effective as of March 24, 2006 and will terminate on March 24, 2016, and these dates did not change under the Amended Plan.  However, the Amended Plan must be reapproved by the shareholders of Tasty no later than the first shareholders’ meeting that occurs in 2015 if, after that meeting, any performance-based awards are to be granted that seek to qualify under Section 162(m) of the Code.  The

Board reserves the right to terminate the Amended Plan at any time prior to March 24, 2016 without prejudice to the holders of any awards then outstanding.

6.           Awards.  The Amended Plan authorizes the Committee to grant a variety of incentive awards to participants, as described below.  Each award shall be evidenced by a written award agreement, which shall specify the terms and conditions of the award, as determined by the Committee in its discretion, subject to the limitations set forth in the Amended Plan.

a.           Stock Options.  The Committee may award options to purchase a specified number of shares of common stock.  Under the Amended Plan the exercise price of an option must be no less than the fair market value of the underlying shares on the date the option is awarded and the term of an option must not be greater than 10 years from the date of grant.  Tax-qualified incentive stock options may be awarded to participants who are employees of Tasty or its subsidiaries.  Non-qualified stock options may be awarded to employees and other participants, including members of the Board.

b.           Stock Appreciation Rights.  A SAR gives the participant the right to receive, at the time it is exercised by the participant, the excess (if any) of the fair market value of a specified number of shares of common stock at the time of exercise over the fair market value of the shares at the time of the award.  Upon exercise, the appreciation in the value of the shares will be paid to the participant in cash, in the form of shares of common stock, or a combination thereof.  The term of a SAR must not be greater than 10 years from the date of grant.

c.           Stock Awards.  The Committee may award shares of common stock to a participant at no cost to the participant. The award may take the form of an immediate transfer of shares which are subject to forfeiture if conditions specified by the Committee are not met (“Restricted Stock”).  Alternatively, the award may take the form of a deferred transfer of shares if and when the conditions specified by the Committee are met (“Unrestricted Stock”).  The criteria for avoiding forfeiture of Restricted Stock, or receiving a deferred transfer of Unrestricted Stock, may be the completion of a period of continuous employment or Board service with Tasty, or satisfaction of specified performance goals, or a combination thereof.  Subject to exceptions that may be made for death, disability, retirement or change of control, stock awards that are not awards of Performance Shares are subject to a minimum vesting requirement that vests the award no earlier than over a period of 3 years.  Prior to the termination of the restrictions, a participant may vote and receive dividends on the Restricted Stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares.

d.           Performance Shares.  The Committee may grant an award that will entitle the holder to receive a specified number of shares of common stock, or cash in lieu of shares, or a combination thereof, in connection with certain performance goals or market conditions being met (“Performance Shares”). These goals may include, for example, the price of the common stock as reported on the NASDAQ Global Market reaching one or more targeted levels, or Tasty’s earnings on a per-share basis reaching one or more targeted levels.  Subject to exceptions that may be made for death, disability, retirement or change of control, awards of Performance Shares are subject to a time-based vesting requirement of at least 1 year.

The Committee may allow participants who become entitled to receive cash or unrestricted shares of common stock pursuant to awards under the Amended Plan to elect to defer receipt of the cash or shares, as the case may be, until a later date.  In addition, the Committee may implement a deferred compensation program for members of the Board, whereby they can elect to receive a deferred award of shares of common stock in lieu of current cash compensation.

7.           Performance-Based Awards.  The Amended Plan permits the Committee to impose objective performance goals that must be met with respect to grants of Performance Shares and stock awards granted to employees under the Amended Plan, in order for the grants to qualify as performance-based compensation for purposes of Section 162(m) of the Code.  Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.  Performance goals set by the Committee must be objective in nature, so that a third party with knowledge of relevant facts could determine the extent to which the performance goals have been met.  The Committee may provide in the award agreement that performance-based awards will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with U.S. Department of Treasury regulations.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: pre- or after-tax net earnings, sales growth, operating earnings, earnings before interest, taxes, depreciation and amortization, with or without adjustments for non-recurring items or otherwise (“EBITDA”), operating cash flow, working capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of stock, market share and achievement of specified operational or strategic goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.  After the determination of Tasty’s financial results for the performance period, the Committee will determine whether the performance goals have been met for the performance period.  If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Performance Shares and stock awards for the performance period will be forfeited or will not be made, as applicable.

8.           Interpretation.  The Committee has the power to set, alter or change the rules, guidelines and regulations for the administration of the Amended Plan, and to interpret the Amended Plan and any and all guidelines, rules and regulations so adopted.  The determinations by the Committee will be conclusive and binding on all Amended Plan participants and their beneficiaries.

9.           Amendments.  The Board may, from time to time, in its discretion, amend or supplement any provision of the Amended Plan, in whole or in part; provided however, no amendment shall be made to modify the requirements for eligibility for participation, to materially increase the benefits accruing to participants under the Amended Plan, or to increase the number of shares of common stock with respect to which awards may be granted under the Amended Plan unless approved by the shareholders of Tasty, and no amendment shall adversely affect the rights of participants under the Amended Plan with respect to outstanding awards.

10.           Changes to Capital Structure.  The number of shares with respect to which awards may be granted under the Amended Plan, the number of shares of common stock subject to any outstanding award, and the nature of the securities which may be issued under the Amended Plan, in each case may be subject to adjustment as a result of stock splits, stock dividends, or other subdivisions or combinations of the common stock, or reorganizations, mergers, consolidations, dividends or reclassifications affecting Tasty.

11.           Change of Control.  In the event of a change of control (as defined in the Amended Plan) of Tasty, or in anticipation of but subject to a change of control, the Committee, in its discretion, may accelerate the vesting of all or less than all outstanding awards.  In the event of a dissolution or liquidation of Tasty, a sale of all or substantially all of its assets, a merger or consolidation in which Tasty is not the surviving entity, or in a merger having substantially the same effect, the Committee shall, in its discretion, have the power to cancel outstanding awards in exchange for cash, provide for the exchange of outstanding awards for new awards with respect to stock of the surviving entity, or a combination of the two.

12.           Repricing Prohibited.  Neither the Committee nor the Board may take any action without prior approval of the shareholders to reprice outstanding awards, or to cancel outstanding awards with an exercise price greater than the fair market value of the stock underlying the awards in exchange for cash, other awards or other consideration.

The foregoing summary description of the Amended Plan is not intended to be complete and is qualified in its entirety by reference to the actual terms of the Amended Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 7, 2010.  At the meeting, the Company’s shareholders elected each of the Company’s nominees for Class III director to hold office until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified.  The Company’s shareholders also approved the Amended Plan and ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010.

The final voting results for each matter submitted to a vote of shareholders at the meeting were as follows:

Proposal No. 1: Election of Three Class III Directors

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Mark G. Conish	4,680,288	73,346	-	2,814,511

Judith M. von Seldeneck	4,666,007	87,626	-	2,814,511

David J. West	4,679,079	74,554	-	2,814,511

Proposal No. 2: Approval of the Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,865,416	843,840	44,376	2,814,511

Proposal No. 3: Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes

7,500,803	53,811	13,529	-

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Amended and Restated Tasty Baking Company 2006 Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: May 13, 2010	/s/Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer